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                                                                    EXHIBIT 99.6

                          KEYSTONE INSTITUTIONAL TRUST
                        PRINCIPAL UNDERWRITING AGREEMENT


     AGREEMENT made as of this 13th day of December, 1995 by and between KEYSTONE INSTITUTIONAL TRUST, a Massachusetts business trust ("Trust"), and FIDUCIARY INVESTMENT COMPANY, INC., a Massachusetts corporation ("Distributor").

     WHEREAS, the Trust wishes to arrange for the sale of shares of beneficial interest ("Shares") of the Trust and its series of shares named Keystone Institutional Small Capitalization Growth Fund and each series of shares subsequently issued by the Trust (each singly a "Fund" or collectively "Funds"); and

     The Distributor, an affiliate of the Investment Adviser for the Trust and its Funds, wishes to act as a principal underwriter of the Shares:

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided for, the Trust and the Distributor hereby agree as follows:

     1. The Trust appoints the Distributor to act as principal underwriter of the Shares as an independent contractor in such states as the Trust may from time to time designate and on the terms and conditions herein contained. Except as the Trust may from time to time agree, the Distributor will act as agent for the Trust and not as principal.

     2. The Distributor will have the right to obtain subscriptions for and to sell Shares as agent of the Trust and in so doing may retain and employ representatives to promote distribution of the Shares and may obtain orders from brokers or dealers or others for sales of Shares to them. No such representative, dealer or broker shall have any authority to act as agent for the Trust. The Distributor does not undertake hereby to buy or to find purchasers for any specific number of Shares.

     3. All subscriptions and sales of Shares by the Distributor hereunder shall be at the net asset value of the Shares in accordance with the provisions of the Declaration of Trust, By-laws and the current prospectus and statement of additional information of the Trust. All orders shall be subject to acceptance by the Trust, and the Trust reserves the right in its sole discretion to reject any order received. The Trust shall not be liable to anyone for failure to accept any order.

     4. Payment for Shares shall be in cash, check, money order or Federal Trusts received by the Distributor within seven (7) days after notice of acceptance of the purchase order and notice of the amount of the applicable public offering price has been given to the purchaser. If such payment is not received within such seven-day period, the Trust reserves the right, without further notice, forth-with to cancel its acceptance of any such order. The Trust shall pay such issue taxes as may be required by law in connection with the issue of the Shares.

     5. Nothing herein shall prevent the Trust from issuing, or issuing and selling, or transferring Shares to holders of Shares as dividends or as distributions of realized capital gains through one or more other principal underwriters or otherwise for not less than net asset value.

     6. The Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to the Distributor in reasonable quantities upon request.

     7. The Distributor covenants and agrees that it will in all respects duly conform with all state and federal laws applicable to the sale of the Shares and will indemnify and hold harmless the Trust, and each person who has been, is or may hereafter be a Trustee or officer of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, on the part of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the Trust. The term "expenses" includes amounts paid in satisfaction of judgments or in settlement. The foregoing right of indemnification shall be in addition to any other rights to which the Trust or any such Trustee or officer may be entitled as a matter of law.

     8. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying the Shares for sale under the so-called "blue sky" laws of any state or for registering and maintaining the registration of the Trust and of the Shares under the Securities Act of 1933 and the Investment Company Act of 1940. The Distributor shall bear the expenses of preparing, printing and distributing advertising and sales literature and prospectuses used by it (apart from expenses of registering Shares under the Securities Act and Investment Company Act, qualifying Shares for sale under the so-called "blue sky" laws of any state and the preparation and printing of prospectuses and statements of additional information and reports required to be filed with the Securities and Exchange Commission by such Acts and the direct expenses of the issuance of Shares).

     9. This Agreement shall continue in effect for two years from the date set forth above and from year to year thereafter if its terms and its continuance are approved annually by a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party cast in person at a meeting called for the purpose of voting on such approval and if such continuance is also approved annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting Shares of the Trust; provided, however, that (1) this Agreement may at any time be terminated without the payment of any penalty by the Trust on 60 days' written notice to the Distributor, (2) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940) and (3) this Agreement may be terminated by the Distributor on 90 days' written notice to the Trust. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. This Agreement may be amended at any time by mutual consent of the parties.

     10. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

     11. A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon the Trustees or holders of shares of the Trust individually but are binding only upon the assets and property of the Trust.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, on the day and year first written above.



                                     KEYSTONE INSTITUTIONAL TRUST


                                     By:/s/ Albert H. Elfner, III
                                        ----------------------------------------
                                        Title: Chief Executive Officer and
                                               President


                                     FIDUCIARY INVESTMENT COMPANY, INC.


                                     By:/s/ Ralph J. Spuehler, Jr.
                                        ----------------------------------------
                                        Title: President